ImmuCell Breaks Ground for Mast Out(R) Facility

PORTLAND, ME -- (Marketwired - October 11, 2016) - ImmuCell Corporation (NASDAQ: ICCC), a growing animal health company that is developing, manufacturing and selling products that improve health and productivity in the dairy and beef industries, today announced that it has broken ground on construction of its new pharmaceutical facility to produce Nisin, the active ingredient in Mast Out®.

"Initiating the site construction phase of this extensive project is a key milestone resulting from over 15 years of investment in product development and production scale-up for this novel mastitis treatment for dairy cows," commented Elizabeth L. Williams, VP of Manufacturing Operations for ImmuCell.

Stantec Consulting Services Inc. is providing design and engineering services. Consigli Construction Co., Inc. is serving as construction manager on this project. In connection therewith, the Company entered into a guaranteed maximum price contract with Consigli valued at approximately $5 million during the third quarter. The Company expects to amend this contract during the fourth quarter increasing its value to approximately $11 million.

"Through its construction and when it is complete, this facility will ultimately result in many local jobs," commented Dave Thomas, Project Executive for Consigli Construction Co., Inc. "We are excited to be a part of something that will have a lasting impact on our community and will continue to contribute to the regional economy in such a significant manner for years to come."

The two-story facility, which is being built nearby to the Company's headquarters and USDA production facility at 56 Evergreen Drive in Portland (about 100 miles north of Boston), will provide over 16,800 square feet of fermentation, processing, laboratory and warehouse space on a footprint of 12,625 square feet for the production of the active ingredient in Mast Out®. The estimated budget for this project is approximately $20 million. TD Bank N.A. is providing debt financing for a portion of the cost of this project.

Plans call for construction to be complete by the third quarter of 2017 and for equipment installation to be complete by the first quarter of 2018. Photographs displaying progress on the construction project will be posted periodically on the Company's website at www.immucell.com on the "What's New" page. To gain regulatory approval of this product, validation batches must be produced and a detailed Chemistry, Manufacturing and Controls (CMC) Technical Section must be prepared and submitted to the FDA. Additionally, a successful site inspection must be achieved. Allowing for two, six-month reviews of the CMC Technical Section by the FDA, product approval is anticipated in 2019.

The City of Portland approved a Tax Increment Financing (TIF) credit enhancement package for the Company that reduces the Company's real estate taxes on this facility by 65% over the first eleven years and by 30% during the 12th year, after which time the rebate expires. The TIF is still subject to standard approvals by the State's Department of Economic and Community Development. The aggregate financial benefit was estimated to be approximately $400,000 based on the initial building cost estimate of approximately $3 million. Enhancements to the building that have increased its cost could increase the value of the aggregate tax savings. The actual savings will be based on the assessed value of the building after construction is complete. Any increase in the benefit to ImmuCell also would benefit the City in proportion to the 65/35 split. The City also benefits from a significant amount of personal property tax revenue on the manufacturing equipment acquired for this facility, which tax revenue is provided to the City by the State of Maine.

"The TIF is an important piece of our financing package for this project and a great deal for Portland," commented Michael F. Brigham, President and CEO of ImmuCell. "By investing locally, we add jobs in Portland and pay more real estate taxes to the City on land that currently generates less than $2,000 per year in tax revenue to the City. We thank the economic development staff of the City that worked with us on this application and greatly appreciate the support from the City Councilors that voted in favor of this TIF."

"I'm excited that ImmuCell has decided to make a $20 million investment in our city," said Portland City Councilor David Brenerman, who chairs the Council's Economic Development Committee. "By expanding here in Portland and constructing a new facility, the City will realize new construction and high-quality permanent jobs as well as a significant amount of new personal property and real estate tax revenue. It's great to see them move forward with construction so quickly, and I look forward to seeing the completed facility."

About ImmuCell

ImmuCell Corporation's (NASDAQ: ICCC) purpose is to create scientifically-proven and practical products that improve animal health and productivity in the dairy and beef industries. ImmuCell has developed products that provide significant, immediate immunity to newborn dairy and beef livestock. The Company is developing a novel treatment for mastitis, the most significant cause of economic loss to the dairy industry. Press releases and other information about the Company are available at: (http://www.immucell.com).

Safe Harbor Statement:

This Press Release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to: projections of future financial performance; the scope and timing of future product development work and commercialization of our products; future costs of product development efforts; the estimated prevalence rate of subclinical mastitis; future market share of and revenue generated by products still in development; future sources of financial support for our product development, manufacturing and marketing efforts; the future adequacy of our own manufacturing facilities or those of third parties with which we have contractual relationships to meet demand for our products on a timely basis; the amount and timing of future investments in facility modifications and production equipment; the future adequacy of our working capital and the availability of third party financing; timing and future costs of a facility to produce the Drug Substance (active pharmaceutical ingredient) for Mast Out®; the timing and outcome of pending or anticipated applications for future regulatory approvals; future regulatory requirements relating to our products; future expense ratios and margins; future compliance with bank debt covenants; future realization of deferred tax assets; costs associated with sustaining compliance with cGMP regulations in our current operations and attaining such compliance for the facility to produce the Drug Substance for Mast Out®; factors that may affect the dairy and beef industries and future demand for our products; the cost-effectiveness of additional sales and marketing expenditures and resources; the accuracy of our understanding of our distributors' ordering patterns; anticipated changes in our manufacturing capabilities and efficiencies; anticipated competitive and market conditions; and any other statements that are not historical facts. Forward-looking statements can be identified by the use of words such as "expects", "may", "anticipates", "aims", "intends", "would", "could", "should", "will", "plans", "believes", "estimates", "targets", "projects", "forecasts" and similar words and expressions. In addition, there can be no assurance that future developments affecting us will be those that we anticipate. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in development, testing, regulatory approval, production and marketing of our products, competition within our anticipated product markets, alignment between our manufacturing resources and product demand, the uncertainties associated with product development and Drug Substance manufacturing, our potential reliance upon third parties for financial support, products and services, changes in laws and regulations, decision making by regulatory authorities, possible dilutive impacts on existing stockholders from any equity financing transactions in which we may engage, currency fluctuations and other risks detailed from time to time in filings we make with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q, our Annual Reports on Form 10-K and our Current Reports on Form 8-K. Such statements are based on our current expectations, but actual results may differ materially due to various factors.

Contact:
Michael F. Brigham
President and CEO
ImmuCell Corporation
(207) 878-2770

Joe Diaz, Robert Blum and Joe Dorame
Lytham Partners, LLC
(602) 889-9700
iccc@lythampartners.com